UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2018

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Steven A. Elms

On May 17, 2018, our Board of Directors elected Steven A. Elms to our Board of Directors to serve as an independent Class II director. The term of our Class II directors (including Mr. Elms) will end at the annual meeting of stockholders in 2019. Mr. Elms was also appointed as a member of our Compensation Committee on May 17, 2018. Effective May 17, 2018, the Compensation Committee members consist of: Kleanthis Xanthopoulos, Kenneth Greathouse, and Steven A. Elms.

Mr. Elms will receive annual cash compensation of $45,000 for his service as a member of the Board of Directors, such amount to be pro-rated to reflect the amount of time that Mr. Elms serves in such capacity in 2018.

We also granted Mr. Elms an option to purchase 25,000 shares of our common stock at an exercise price of $4.27 per share, which was the closing price of our common stock on the Nasdaq Capital Market on the date of grant. The stock option was granted pursuant to our Amended and Restated 2014 Equity and Incentive Plan, as amended (the “Plan”), and vests with respect to 25% of the shares underlying the option on the one year anniversary of the date of grant. The remaining shares underlying the option will vest in substantially equal monthly installments over the following three years, so that the option will be fully vested and exercisable on the fourth anniversary of the date of grant. For so long as he continues to serve on our Board of Directors, Mr. Elms will also receive an annual grant of an option to purchase 1,500 shares of our common stock on the first trading day of each year, at an exercise price equal to the closing price of our common stock on the Nasdaq Capital Market on the date of grant. Such option will vest in 12 substantially equal monthly installments beginning on the first monthly anniversary of the date of grant.

Mr. Elms will also have the benefit of the Company’s standard form of indemnification agreement.

A copy of our press release dated May 22, 2018 announcing the appointment of Mr. Elms to our Board of Directors is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release dated May 22, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: May 22, 2018	By:	/s/ John Walker
Name: John Walker
Title: President and Chief Executive Officer